EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the use in this Amendment No. 2 to Registration Statement No. 333-08421 of Goss Graphic Systems, Inc. on Form S-1 of our report on the Combined Financial Statements of Rockwell Graphic Systems, a business unit of Rockwell International Corporation, dated November 3, 1995 as to the 1995 and 1994 financial statements and April 26, 1996 as to the 1993 financial statements, except for the fourth paragraph of Note 22, as to which the date is July 18, 1996 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the preparation of the financial statements of a business unit of Rockwell International Corporation) appearing in the Prospectus, which is part of such Registration Statement, and of our report on the financial statement schedule of Rockwell Graphic Systems dated November 3, 1995 as to the 1995 and 1994 financial information and April 26, 1996 as to the 1993 financial information appearing elsewhere in such Registration Statement.


    We also consent to the reference to us under the heading "Experts" in such Prospectus.


/S/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania
September 19, 1996